Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Record Full-Year Revenue of $59.4 Billion;
Reports Record Quarterly Revenue of $16.4 Billion

News Summary:

•	Revenue growth in 2016 driven by strength across the business including full-year revenue growth in Client Computing, Data Center, and Internet of Things

•	Record annual cash flow from operations of $21.8 billion

•	Solid earnings with GAAP net income of $10.3 billion; non-GAAP net income of $13.2 billion

SANTA CLARA, Calif., January 26, 2017 -- Intel Corporation today reported full-year revenue of $59.4 billion, operating income of $12.9 billion, net income of $10.3 billion and EPS of $2.12. Intel reported non-GAAP revenue of $59.5 billion, operating income of $16.5 billion, net income of $13.2 billion, and EPS of $2.72. The company generated approximately $21.8 billion in cash from operations, paid dividends of $4.9 billion and used $2.6 billion to repurchase 81 million shares of stock.

For the fourth quarter, Intel posted revenue of $16.4 billion, operating income of $4.5 billion, net income of $3.6 billion and EPS of 73 cents. Intel reported non-GAAP operating income of $4.9 billion, net income of $3.9 billion, and EPS of 79 cents. The company generated approximately $8.2 billion in cash from operations, paid dividends of $1.2 billion, and used $533 million to repurchase 15 million shares of stock.

“The fourth quarter was a terrific finish to a record-setting and transformative year for Intel. In 2016, we took important steps to accelerate our strategy and refocus our resources while also launching exciting new products, successfully integrating Altera, and investing in growth opportunities,” said Brian Krzanich, Intel CEO. “I’m pleased with our 2016 performance and confident in our future.”

Full-Year 2016 Business Unit Trends*

•	Client Computing Group revenue of $32.9 billion, up 2 percent from 2015

•	Data Center Group revenue of $17.2 billion, up 8 percent from 2015

•	Internet of Things Group revenue of $2.6 billion, up 15 percent from 2015

•	Non-Volatile Memory Solution Group revenue of $2.6 billion, down 1 percent from 2015

•	Intel Security Group revenue of $2.2 billion, up 9 percent from 2015

•	Programmable Solutions Group revenue of $1.7 billion

* The first quarter of 2016 had 14 weeks of business versus the typical 13 weeks, as the company realigned its fiscal year with the calendar year.

Q4 Business Unit Trends

•	Client Computing Group revenue of $9.1 billion, up 4 percent year-over-year

•	Data Center Group revenue of $4.7 billion, up 8 percent year-over-year

•	Internet of Things Group revenue of $726 million, up 16 percent year-over-year

•	Non-Volatile Memory Solution Group revenue of $816 million, up 25 percent year-over-year

•	Intel Security Group revenue of $550 million, up 7 percent year-over-year

•	Programmable Solutions Group revenue $420 million

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Intel/Page 2

GAAP Financial Comparison
Annual
	2016	2015	vs. 2015
Revenue	$59.4 billion	$55.4 billion	up 7%
Gross Margin	60.9%	62.6%	down 1.7 points
R&D and MG&A	$21.1 billion	$20.1 billion	up 5%
Operating Income	$12.9 billion	$14.0 billion	down 8%
Tax Rate	20.3%	19.6%	up 0.7 points
Net Income	$10.3 billion	$11.4 billion	down 10%
Earnings Per Share	$2.12	$2.33	down 9%

Non-GAAP Financial Comparison
Annual
	2016	2015	vs. 2015
Revenue	$59.5 billion	$55.4 billion ^	up 7%
Gross Margin	63.2%	63.3%	down 0.1 points
R&D and MG&A	$21.0 billion	$20.1 billion ^	up 5%
Operating Income	$16.5 billion	$15.0 billion	up 11%
Tax Rate	20.3% ^	19.6% ^	up 0.7 points
Net Income	$13.2 billion	$12.2 billion	up 9%
Earnings Per Share	$2.72	$2.49	up 9%

GAAP Financial Comparison
Quarterly Year-Over-Year
	Q4 2016	Q4 2015	vs. Q4 2015
Revenue	$16.4 billion	$14.9 billion	up 10%
Gross Margin	61.7%	64.3%	down 2.6 points
R&D and MG&A	$5.4 billion	$5.2 billion	up 4%
Operating Income	$4.5 billion	$4.3 billion	up 5%
Tax Rate	19.8%	16.0%	up 3.8 points
Net Income	$3.6 billion	$3.6 billion	down 1%
Earnings Per Share	73 cents	74 cents	down 1%

Non-GAAP Financial Comparison
Quarterly Year-Over-Year
	Q4 2016	Q4 2015	vs. Q4 2015
Revenue	$16.4 billion ^	$14.9 billion ^	up 10%
Gross Margin	63.1%	64.8%	down 1.7 points
R&D and MG&A	$5.4 billion ^	$5.2 billion ^	up 4%
Operating Income	$4.9 billion	$4.4 billion	up 11%
Net Income	$3.9 billion	$3.7 billion	up 4%
Earnings Per Share	79 cents	76 cents	up 4%

^ No adjustment on a non-GAAP basis.
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Intel/Page 3

Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after January 26, 2017, with the exception of our planned divestiture of the Intel Security Group, which we announced in the third quarter of 2016. Our guidance for 2017 assumes that such divestiture will close at the beginning of the second quarter.
Our guidance for the first quarter and full year of 2017 include both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Full-Year 2017	GAAP	Non-GAAP	Range
Revenue	Flat	Flat	n/a
Gross margin percentage	62%	63%	+/- a couple pct. pts.
R&D plus MG&A spending	$20.5 billion	$20.5 billion ^	+/- 400 million
Restructuring and other charges	$400 million	$0	approximately
Amortization of acquisition-related intangibles included in operating expenses	$150 million	$0	approximately
Depreciation	$7.0 billion	$7.0 billion ^	+/- 200 million
Operating income	$15.7 billion	$17.1 billion	approximately
Tax rate	26%	22%	approximately
Earnings per share	$2.53	$2.80	+/- 5%
Full-year capital spending	$12.0 billion	$12.0 billion ^	+/- 500 million

Q1 2017	GAAP	Non-GAAP	Range
Revenue	$14.8 billion	$14.8 billion ^	+/- 500 million
Gross margin percentage	62%	63%	+/- a couple pct. pts.
R&D plus MG&A spending	$5.3 billion	$5.3 billion ^	approximately
Restructuring and other charges	$300 million	$0	approximately
Amortization of acquisition-related intangibles included in operating expenses	$40 million	$0	approximately
Impact of equity investments and interest and other, net	$(50) million	$(50) million ^	approximately
Depreciation	$1.6 billion	$1.6 billion ^	approximately
Operating income	$3.6 billion	$4.1 billion	approximately
Tax rate	22%	22% ^	approximately
Earnings per share	$0.56	$0.65	+/- 5 cents

Restructuring and Other Charges Forecast
Consistent with our prior outlook, total restructuring and other charges are expected to be $2.3 billion. Approximately $1.9 billion was realized in 2016.
For additional information regarding Intel’s results and Business Outlook, please see the "CFO Commentary" document posted on our Investor Relations website at www.intc.com/results.cfm.

^ No adjustment on a non-GAAP basis.
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Intel/Page 4

Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on March 17, 2017 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring charges, and tax rate, will be effective only through the close of business on February 2, 2017. Intel’s Quiet Period will start from the close of business on March 17, 2017 until publication of the company’s first-quarter earnings release, scheduled for April 27, 2017. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

^ No adjustment on a non-GAAP basis.
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Intel/Page 5

Forward-Looking Statements
The above statements and any others in this release that refer to Business Outlook, future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's expectations as of the date of this earnings release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

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Intel/Page 6

•
Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016, to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” section of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our planned divestiture of the Intel Security Group are described in the “Forward Looking Statements” section of Intel’s press release entitled "Intel and TPG to Collaborate to Establish McAfee as Leading Independent Cybersecurity Company Valued at $4.2 Billion" dated September 7, 2016, which risk factors are incorporated by reference herein.

Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

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Intel/Page 7

Earnings Webcast
Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its fourth quarter of 2016 and full year 2016. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. A webcast replay and audio download will also be available on the site.

Intel plans to report its earnings for the first quarter of 2017 on April 27, 2017, promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. Pacific Time at www.intc.com.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Core, and Ultrabook are trademarks of Intel Corporation or its subsidiaries in the United States and other countries.
**Other names and brands may be claimed as the property of others.

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Intel/Page 8

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2016	Dec 26, 2015	Dec 31, 2016	Dec 26, 2015
NET REVENUE	$16,374	$14,914	$59,387	$55,355
Cost of sales	6,269	5,324	23,196	20,676
GROSS MARGIN	10,105	9,590	36,191	34,679

Research and development	3,280	3,119	12,740	12,128
Marketing, general and administrative	2,158	2,118	8,397	7,930
R&D AND MG&A	5,438	5,237	21,137	20,058
Restructuring and other charges	100	(13)	1,886	354
Amortization of acquisition-related intangibles	41	67	294	265
OPERATING EXPENSES	5,579	5,291	23,317	20,677
OPERATING INCOME	4,526	4,299	12,874	14,002
Gains (losses) on equity investments, net	18	18	506	315
Interest and other, net	(104)	(14)	(444)	(105)
INCOME BEFORE TAXES	4,440	4,303	12,936	14,212
Provision for taxes	878	690	2,620	2,792
NET INCOME	$3,562	$3,613	$10,316	$11,420

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.75	$0.77	$2.18	$2.41
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.73	$0.74	$2.12	$2.33

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,735	4,722	4,730	4,742
DILUTED	4,881	4,876	4,875	4,894

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Intel/Page 9

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Dec 31, 2016	Dec 26, 2015
CURRENT ASSETS
Cash and cash equivalents	$5,560	$15,308
Short-term investments	3,225	2,682
Trading assets	8,314	7,323
Accounts receivable, net	4,690	4,787
Inventories
Raw materials	695	532
Work in process	3,190	2,893
Finished goods	1,668	1,742
	5,553	5,167
Assets held for sale	5,210	71
Other current assets	2,956	2,982
TOTAL CURRENT ASSETS	35,508	38,320

Property, plant and equipment, net	36,171	31,858
Marketable equity securities	6,180	5,960
Other long-term investments	4,716	1,891
Goodwill	14,099	11,332
Identified intangible assets, net	9,494	3,933
Other long-term assets	7,159	8,165
TOTAL ASSETS	$113,327	$101,459

CURRENT LIABILITIES
Short-term debt	$4,634	$2,634
Accounts payable	2,475	2,063
Accrued compensation and benefits	3,465	3,138
Accrued advertising	810	960
Deferred income	1,718	2,188
Liabilities held for sale	1,920	56
Other accrued liabilities	5,280	4,607
TOTAL CURRENT LIABILITIES	20,302	15,646

Long-term debt	20,649	20,036
Long-term deferred tax liabilities	1,730	954
Other long-term liabilities	3,538	2,841

TEMPORARY EQUITY	882	897

Stockholders' equity
Preferred Stock	—	—
Common stock and capital in excess of par value	25,373	23,411
Accumulated other comprehensive income (loss)	106	60
Retained Earnings	40,747	37,614
TOTAL STOCKHOLDERS' EQUITY	66,226	61,085
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$113,327	$101,459

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Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q4 2016	Q3 2016	Q4 2015
CASH INVESTMENTS:
Cash and short-term investments	$8,785	$8,022	$17,990
Trading assets	8,314	9,747	7,323
Total cash investments	$17,099	$17,769	$25,313

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$1,475	$1,553	$920
Deferred income from software, services and other	243	171	1,268
Total current deferred income	$1,718	$1,724	$2,188

SELECTED CASH FLOW INFORMATION:
Operating activities:
Depreciation	$1,582	$1,543	$1,936
Share-based compensation	$308	$324	$296
Amortization of intangibles	$348	$385	$210
Investing activities:
Additions to property, plant and equipment	$(3,530)	$(2,463)	$(2,328)
Acquisitions, net of cash acquired	$(319)	$(532)	$(408)
Investments in non-marketable equity investments	$(70)	$(230)	$(147)
Financing activities:
Repayment of debt	$(1,500)	$—	$—
Repurchase of common stock	$(533)	$(457)	$(525)
Proceeds from sales of common stock to employees & excess tax benefit	$94	$520	$190
Issuance of long-term debt, net of issuance costs	$—	$—	$1,490
Payment of dividends to stockholders	$(1,233)	$(1,231)	$(1,133)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,735	4,734	4,722
Dilutive effect of employee equity incentive plans	50	47	64
Dilutive effect of convertible debt	96	96	90
Weighted average shares of common stock outstanding - diluted	4,881	4,877	4,876

STOCK BUYBACK:
Shares repurchased	15	13	16
Cumulative shares repurchased (in billions)	4.9	4.8	4.8
Remaining dollars authorized for buyback (in billions)	$6.8	$7.3	$9.4

OTHER INFORMATION:
Employees (in thousands)	106.0	105.6	107.3

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2016	Dec 26, 2015	Dec 31, 2016	Dec 26, 2015
Net Revenue
Client Computing Group
Platform	$8,356	$8,400	$30,751	$30,680
Other	773	356	2,157	1,539
	9,129	8,756	32,908	32,219
Data Center Group
Platform	4,306	4,014	15,895	14,856
Other	362	294	1,341	1,125
	4,668	4,308	17,236	15,981
Internet of Things Group
Platform	617	526	2,290	1,976
Other	109	99	348	322
	726	625	2,638	2,298
Non-Volatile Memory Solutions Group	816	654	2,576	2,597
Intel Security Group	550	512	2,161	1,985
Programmable Solutions Group	420	—	1,669	—
All other	65	59	199	275
TOTAL NET REVENUE	$16,374	$14,914	$59,387	$55,355
Operating income (loss)
Client Computing Group	$3,523	$2,719	$10,646	$8,166
Data Center Group	1,881	2,175	7,520	7,847
Internet of Things Group	182	133	585	515
Non-Volatile Memory Solutions Group	(91)	24	(544)	239
Intel Security Group	103	79	400	213
Programmable Solutions Group	80	—	(104)	—
All other	(1,152)	(831)	(5,629)	(2,978)
TOTAL OPERATING INCOME	$4,526	$4,299	$12,874	$14,002

During the first quarter of 2016, we formed the Programmable Solutions Group (PSG) as a result of our acquisition of Altera. Additionally, we formed the New Technology Group (NTG), which includes products designed for wearables, cameras, and other market segments (including drones). All prior-period amounts have been retrospectively adjusted to reflect the way we internally manage and monitor segment performance starting in fiscal year 2016 and include other minor reorganizations. In the third quarter of 2016, we announced our planned divestiture of our Intel Security business and expect to close the transaction in the second quarter of 2017.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
Client Computing Group. Includes platforms designed for notebooks (including Ultrabook™ devices), 2 in 1 systems, desktops (including all-in-ones and high-end enthusiast PCs), tablets, phones, wireless and wired connectivity products, and mobile communication components.

•	Data Center Group. Includes platforms designed for the enterprise, cloud, communications infrastructure, and technical computing segments.

•
Internet of Things Group. Includes platforms designed for Internet of Things market segments, including retail, transportation, industrial, and buildings and home use, along with a broad range of other market segments.

•	Non-Volatile Memory Solutions Group. Includes NAND flash memory products primarily used in solid-state drives.

•
Intel Security Group. Includes security software products designed to deliver innovative solutions that secure computers, mobile devices, and networks around the world from the latest malware and emerging online threats.

•
Programmable Solutions Group. Includes programmable semiconductors (primary field-programmable gate arrays) and related products for a broad range of market segments, including communications, networking and storage, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments, and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from NTG;

•	amounts included within restructuring and other charges;

•	a portion of profit-dependent compensation and other expenses not allocated to the operating segments;

•	divested businesses for which discrete operating results are not regularly reviewed by our CODM;

•	results of operations of start-up businesses that support our initiatives, including our foundry business; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platforms. Platforms incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multichip package. Our remaining primary product lines are incorporated in "other."

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q4 2016	Q4 2016	Q4 YTD 2016
	compared to Q3 2016	compared to Q4 2015	compared to Q4 YTD 2015
Client Computing Group Platform
Unit Volumes	(4)%	(7)%	(10)%
Average Selling Prices	6%	7%	11%

Data Center Group Platform
Unit Volumes	(3)%	3%	8%
Average Selling Prices	6%	4%	(1)%

Client Computing Group Notebook, Desktop and Tablet Platform Key Drivers
2016 compared to 2015:
- Notebook platform volumes decreased 1%
- Notebook platform average selling prices increased 2%
- Desktop platform volumes decreased 6%
- Desktop platform average selling prices increased 2%
Q4 2016 compared to Q4 2015:
- Notebook platform volumes were flat
- Notebook platform average selling prices increased 3%
- Desktop platform volumes decreased 9%
- Desktop platform average selling prices increased 2%
- Tablet platform volumes decreased

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INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales in the first half of 2016 exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation incurred in the first quarter of 2016.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group planned divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Gains or losses from divestiture: We are expecting a gain in 2017 as a result of our planned divestiture of the Intel Security Group. We have excluded this expected gain for purposes of calculating certain non-GAAP measures. We believe making these adjustments facilitate a better evaluation of our current operating performance and comparisons to past operating results.
Gross cash, net cash and other longer term investments: We reference non-GAAP financial measures of gross cash, net cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources.

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SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q1 2017 Outlook		2017 Outlook

GAAP GROSS MARGIN PERCENTAGE	62%	+/- a couple pct. pts.	62%	+/- a couple pct. pts.
Adjustment for amortization of acquisition-related intangibles	1%		1%
NON-GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple pct. pts.	63%	+/- a couple pct. pts.

GAAP RESTRUCTURING AND OTHER CHARGES ($ in Millions)	$300	approximately	$400	approximately
Adjustment for restructuring and other charges	(300)		(400)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$—		$—

GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES ($ in Millions)	$40	approximately	$150	approximately
Adjustment for amortization of acquisition-related intangibles	(40)		(150)
NON-GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES	$—		$—

GAAP OPERATING INCOME ($ in Billions)	$3.6	approximately	$15.7	approximately
Adjustment for restructuring and other charges	0.3		0.4
Adjustment for amortization of acquisition-related intangibles	0.2		1.0
NON-GAAP OPERATING INCOME	$4.1	approximately	$17.1	approximately

GAAP TAX RATE			26%	approximately
Adjustment for planned divestiture of Intel Security			(4)%
NON-GAAP TAX RATE			22%	approximately

GAAP EARNINGS PER SHARE	$0.56	+/- 5 cents	$2.53	+/- 5%
Adjustment for restructuring and other charges	$0.06		$0.08
Adjustment for amortization of acquisition-related intangibles	$0.05		$0.19
(Gains) losses from divestiture			$(0.08)
Income tax effect	$(0.02)		$0.08
NON-GAAP EARNINGS PER SHARE	$0.65	+/- 5 cents	$2.80	+/- 5%

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SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Twelve Months Ended
($ in Millions, except per share amounts)	Dec 31, 2016	Dec 26, 2015	Dec 31, 2016	Dec 26, 2015

GAAP NET REVENUE	$16,374	$14,914	$59,387	$55,355
Deferred revenue write-down	—	—	99	—
NON-GAAP NET REVENUE	$16,374	$14,914	$59,486	$55,355

GAAP GROSS MARGIN	$10,105	$9,590	$36,191	$34,679
Deferred revenue write-down, net of cost of sales	—	—	64	—
Inventory valuation	—	—	387	—
Amortization of acquisition-related intangibles	232	72	937	343
NON-GAAP GROSS MARGIN	$10,337	$9,662	$37,579	$35,022

GAAP GROSS MARGIN PERCENTAGE	61.7%	64.3%	60.9%	62.6%
Deferred revenue write-down, net of cost of sales	—%	—%	—%	—%
Inventory valuation	—%	—%	0.7%	—%
Amortization of acquisition-related intangibles	1.4%	0.5%	1.6%	0.7%
NON-GAAP GROSS MARGIN PERCENTAGE	63.1%	64.8%	63.2%	63.3%

GAAP R&D plus MG&A SPENDING	$5,438	$5,237	$21,137	$20,058
Other acquisition-related charges	—	—	(100)	—
NON-GAAP R&D plus MG&A SPENDING	$5,438	$5,237	$21,037	$20,058

GAAP OPERATING INCOME	$4,526	$4,299	$12,874	$14,002
Deferred revenue write-down, net of cost of sales	—	—	64	—
Inventory valuation	—	—	387	—
Amortization of acquisition-related intangibles	273	139	1,231	608
Restructuring and other charges	100	(13)	1,886	354
Other acquisition-related charges	—	—	100	—
NON-GAAP OPERATING INCOME	$4,899	$4,425	$16,542	$14,964

GAAP NET INCOME	$3,562	$3,613	$10,316	$11,420
Deferred revenue write-down, net of cost of sales	—	—	64	—
Inventory valuation	—	—	387	—
Amortization of acquisition-related intangibles	273	139	1,231	608
Restructuring and other charges	100	(13)	1,886	354
Other acquisition-related charges	—	—	100	—
Income tax effect	(70)	(12)	(745)	(189)
NON-GAAP NET INCOME	$3,865	$3,727	$13,239	$12,193

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.73	$0.74	$2.12	$2.33
Deferred revenue write-down, net of cost of sales	—	—	0.01	—
Inventory valuation	—	—	0.08	—
Amortization of acquisition-related intangibles	0.06	0.03	0.25	0.13
Restructuring and other charges	0.02	(0.01)	0.39	0.07
Other acquisition-related charges	—	—	0.02	—
Income tax effect	(0.02)	—	(0.15)	(0.04)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.79	$0.76	$2.72	$2.49

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SUPPLEMENTAL RECONCILIATIONS OF GAAP CASH AND CASH EQUIVALENTS TO NON-GAAP GROSS CASH AND NON-GAAP NET CASH RESULTS
Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

($ in Millions)	Dec 31, 2016	Oct 1, 2016	Dec 26, 2015

GAAP CASH AND CASH EQUIVALENTS	$5,560	$4,752	$15,308
Short-term investments	3,225	3,270	2,682
Trading assets	8,314	9,747	7,323
Total cash investments	$17,099	$17,769	$25,313

GAAP OTHER LONG-TERM INVESTMENTS	$4,716	$4,189	$1,891
Loans receivable and other	996	1,224	1,170
Reverse repurchase agreements with original maturities greater than approximately three months	250	250	1,000
NON-GAAP OTHER LONGER TERM INVESTMENTS	$5,962	$5,663	$4,061
NON-GAAP GROSS CASH	$23,061	$23,432	$29,374

($ in Millions)	Dec 31, 2016	Oct 1, 2016	Dec 26, 2015

GAAP CASH AND CASH EQUIVALENTS	$5,560	$4,752	$15,308
Short-term investments	3,225	3,270	2,682
Trading assets	8,314	9,747	7,323
Total cash investments	$17,099	$17,769	$25,313
Short-term debt	(4,634)	(3,573)	(2,634)
Unsettled trade liabilities and other	(119)	(79)	(99)
Long-term debt	(20,649)	(24,043)	(20,036)
NON-GAAP NET CASH (excluding other longer term investments)	$(8,303)	$(9,926)	$2,544

GAAP OTHER LONG-TERM INVESTMENTS	$4,716	$4,189	$1,891
Loans receivable and other	996	1,224	1,170
Reverse repurchase agreements with original maturities greater than approximately three months	250	250	1,000
NON-GAAP OTHER LONGER TERM INVESTMENTS	$5,962	$5,663	$4,061
NON-GAAP NET CASH (including other longer term investments)	$(2,341)	$(4,263)	$6,605